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Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661
312 441 7000

                                                                   Exhibit 10.04
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[LOGO] HELLER FINANCIAL






February 19, 1999

Mr. Robert Benedict
V.P. - Finance
HMI Industries, Inc.
3631 Perkins Road
Cleveland, OH 44114

   re: pre-payment penalty waiver



Dear Bob:

Please accept this letter as HMI Industries, Inc.'s authority to early terminate the current $5,000,000 Financing Agreement with Heller Financial, Inc. without any pre-payment penalty to HMI Industries, Inc.

Please call me if you have any questions pertaining to this matter.



Sincerely,



/s/ Michael L. DuBois
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Michael L. DuBois
Vice President